EXHIBIT 10.34
CSS INDUSTRIES, INC.
2006 STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS
1.     Purpose.     The purpose of this 2006 Stock Option Plan for Non-Employee Directors (the “Plan”) of CSS Industries, Inc. (the “Company”) is to increase the ownership interest in the Company of the Company’s Non-Employee Directors and to provide a further incentive to the Company’s Non-Employee Directors to serve as Directors of the Company.
2.     The Plan.     The Plan shall consist of options to acquire Shares of the Common Stock of the Company, $0.10 par value (the “Shares”).
3.     Administration.     The Plan shall be administered by the Board of Directors of the Company (the “Board”). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that, except as set forth in the Plan, the Board shall have no discretion with respect to the eligibility or selection of Directors to receive options under the Plan, the number of Shares subject to any such options, exercisability or termination of such options, the purchase price of options or the frequency of option grants thereunder, and provided further that the Board shall not have the authority to take any action to make any determination that would materially increase the benefits accruing to participants under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders and persons granted options under the Plan. All options granted under the Plan shall be made conditional upon the Non-Employee Director’s acknowledgement, in writing or by acceptance of the option, that all decisions and determinations of the Board shall be final and binding on the Non-Employee Director, his or her beneficiaries, and any other person having or claiming an interest under such option. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.
4.     Participation in the Plan.     Directors of the Company who are not employees of the Company or any subsidiary or affiliate of the Company shall be eligible to participate in the Plan (“Eligible Directors”).
5.     Shares Subject to the Plan.     Subject to adjustment as provided in Section 8, an aggregate of 200,000 Shares shall be available for issuance upon the exercise of options granted under the Plan. The Shares deliverable upon the exercise of an option may be made available from unissued Shares not reserved for any other purpose or Shares reacquired by the Company, including Shares purchased in the open market or in private transactions. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Shares subject to, but not delivered under, such option may again become available for the grant of other options under the Plan.
6.     Non-Statutory Stock Options.     All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
7.     Terms, Conditions and Forms of Options.     Each option granted under this Plan shall be evidenced by a written agreement with the Company in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:
     (i)     Option Grant Dates.     Options to purchase 4,000 Shares (as adjusted pursuant to Section 8) shall be granted automatically to each Eligible Director on the last day that the Company’s Shares are traded on the New York Stock Exchange, or if the Shares are not then listed on the New York Stock Exchange, on such other national securities exchange upon which the shares are traded (for purposes of the provisions of the Plan, The Nasdaq Stock Market, Inc. shall be deemed to be a national securities exchange even if it is not, in fact, a national securities exchange), or if the Shares are not then listed on a national securities exchange, on the last day that transactions in the Company’s Shares are reported on the OTC Bulletin Board or pinksheets.com, or if Shares are not so traded or subject to such transaction reporting, on the last day on which the Company’s offices are open, in each November commencing November 2006 and ending November 2010, except that any such grant shall be subject to and contingent upon approval of the Plan by the stockholders of the Company at the 2006 Annual Meeting of Stockholders.
     (ii)     Purchase Price.     The purchase price of Shares upon exercise of an option shall be 100% of the fair market value of the Shares on the date of grant of an option; which shall be: (i) if the Shares are then listed on a national securities exchange, the closing price of the Shares on such date as reported on the consolidated tape or, if not so reported, as reported by such exchange; provided, however, that if on such date the Shares were traded on more than one national securities exchange, then the closing price on the exchange on which the greatest volume of Shares were traded on such day; (ii) if the Shares are not then listed on a national securities exchange, the last sale price of the Shares on such date as reported by the OTC Bulletin Board or, if not reported by the OTC Bulletin Board, the last sale price of the Shares as reported by pinksheets.com, or if not so reported, the average of the closing bid and asked prices for the Shares on such date as reported by a nationally recognized quotation service selected by the Board in good faith; or (iii) if the Shares are neither then listed on a national securities exchange nor subject to bid and ask quotations disseminated by a nationally recognized quotation service, such value as the Board shall in good faith determine. If the

Shares are then listed on a national securities exchange or are subject to transaction reporting on the OTC Bulletin Board or pinksheets.com, but are not traded on the date of grant, then the purchase price of such shares shall be the closing price on the last day prior thereto on which such Shares were traded.
     (iii)     Exercisability and Term of Options.     Each option granted under the Plan will become exercisable and mature in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter. Each option granted under the Plan shall expire five (5) years from the date of the grant, and shall be subject to earlier termination as hereinafter provided.
     (iv)     Termination of Service.     In the event of the termination of service on the Board by the holder of any option, other than by reason of death as set forth in Paragraph (v) hereof or by reason of such holder’s commencement of employment with the Company, the then outstanding options of such holder may be exercised only to the extent that they were exercisable on the date of such termination and shall expire three months after such termination, or on their stated expiration date, whichever occurs first.
     (v)     Death.     In the event of the death of the holder of any option, each of the then outstanding options of such holder will immediately become fully exercisable and the holder’s legal representative may exercise such options at any time within a period of six months after death, but in no event after the expiration date of the term of the option.
     (vi)     Payment.     Options may be exercised only upon payment to the Company in full of the purchase price of the Shares to be delivered. Such payment shall be made (a) in cash or check at the time of purchase; (b) by delivering Shares already owned by the holder, or attestation to ownership of such Shares on such form as prescribed by the Board, and having a fair market value (as defined in Section 7(ii)) equal to the purchase price; (c) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, to the extent permitted by applicable law; or (d) through any combination of (a), (b) or (c). Notwithstanding the foregoing, the Board reserves the right not to permit such payment to be made under the terms of subsection (b) if it determines that the same would not be in the best interests of the Company. Moreover, any Shares used to exercise the option pursuant to subsection (b) shall have been held by the holder of the option for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the exercise of the option.
8.     Adjustment upon Changes in Shares; Acceleration and Cancellation of Options.
     (i)     In the event of any reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Board materially affects the value of Shares, the Board will determine the appropriate adjustments, if any, to the number and class of Shares available for issuance under the Plan, and the number and class of Shares and the exercise price per Share set forth in any option theretofore granted.
     (ii)     In the event of (a) the disposition of all or substantially all of the assets of the Company, (b) the dissolution of the Company, (c) the consummation of a merger or consolidation of the Company with or into any other entity or the merger or consolidation of any other entity into the Company, in each case whereby the Company is not the surviving entity, (d) the consummation of a tender offer or exchange offer to purchase all or substantially all of the Shares of the Company, or (e) a change in the composition of the Board such that Incumbent Board Members (as defined below) cease for any reason to constitute at least a majority of the Board (the occurrence of an event described in clauses (a) through (e) of this subsection 8(ii) shall hereinafter be referred to as a “Change in Control”), all outstanding options awarded under the Plan shall become exercisable in full immediately prior to such event. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation). Notwithstanding the foregoing, in the event of a Change in Control, the Board may take one or both of the following actions with respect to any or all outstanding options: (x) require that the holders of options surrender their outstanding options in exchange for a payment by the Company, in cash or Shares as determined by the Board, in an amount equal to the amount by which the fair market value of the Shares subject to the holder’s unexercised options exceeds the exercise price of the option, or (y) after giving holders of options an opportunity to exercise their outstanding options, terminate any and all unexercised options at such time as the Board deems appropriate. The Board making the determinations described above following a Change in Control must be comprised of the same members as those on the Board immediately before the Change in Control. For purposes of this subsection 8(ii), the term “Incumbent Board Members” shall mean those individuals who, as of the effective date of the Plan, constitute the Board; provided, that any individual who becomes a member of the Board subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two thirds of those individuals who are then Incumbent Board Members, shall also be deemed an Incumbent Board Member.
9.     Options Non-Assignable and Non-Transferable.     Each option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder’s lifetime only by the holder or the holder’s guardian or legal representative.
10.     Limitations of Rights.
     (i)     No Right to Continue as a Director.     Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time, or at any particular rate of compensation.

     (ii)     No Stockholders’ Rights for Holders of Options. A holder of options shall have no rights as a stockholder with respect to the Shares covered by options granted hereunder until the date of the issuance of the underlying Shares, and no adjustment will be made for any cash dividend distributions for which the record date is prior to the date such Shares are issued.
11.     Effective Date and Duration of Plan.     The Plan is effective on August 2, 2006, subject to approval by the stockholders of the Company at the 2006 Annual Meeting of Stockholders. The period during which option grants shall be made under the Plan shall terminate on December 31, 2010 (unless the Plan is extended or is terminated on an earlier date by action of the stockholders), but such termination shall not affect the terms of any then outstanding options.
12.     Amendment, Suspension or Termination of the Plan.     Subject to the limitations described in this Section, the Board may amend, suspend or terminate the Plan; provided, however, that no such action shall adversely affect the rights of Directors who hold outstanding options previously granted hereunder and, provided further, however, that any stockholder approval necessary or desirable in order to comply with applicable federal securities laws or the applicable rules of any self-regulatory organization, shall be obtained in the manner required therein. Amendments to Sections 4 and 7(i) and (ii) shall not be effected more than once every six months, unless such amendments are implemented to comport with changes in the Code or regulations thereunder.
13.     Notice.     Any notice to the Company required by any of the provisions of this Plan shall be in writing and addressed to the Secretary of the Company at the Company’s then Executive Offices and shall become effective when it is received. Any notice to an Eligible Director required by any of the provisions of this Plan shall be in writing and addressed to such Eligible Director at the current address shown in the records of the Company, or to such other address as the Eligible Director may designate to the Company in writing and shall become effective when it is received.
14.     Use of Proceeds.     Proceeds from the sale of Shares pursuant to options granted under the Plan shall constitute general funds of the Company.
15.     No Fractional Shares.     No fractional Shares shall be issued pursuant to options granted hereunder.
16.     Expenses of the Plan.     All of the expenses of administering the Plan shall be paid by the Company.
17.     Compliance with Applicable Law.     Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause Shares to be issued or any certificate for Shares to be delivered pursuant to the exercise of an option unless and until the Company is advised by its counsel that the issuance and delivery of such certificate is in compliance with all applicable laws, regulations of a governmental authority and the requirements of any self-regulatory organization. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of any such certificate to comply with any such law, regulation or requirement. The Board may require, as a condition of the issuance and delivery of any such certificate and in order to insure compliance with such laws, regulations and requirements, such representations as the Board, in its sole discretion, deems necessary or desirable. Each option shall be subject to the further requirement that if at any time the Board shall determine in its discretion that the listing or qualification of the Shares subject to such option is required under any self-regulatory organization requirements or under any applicable law or regulation, or that the consent or approval of any governmental regulatory body or self-regulatory organization is necessary as a condition of, or in connection with, the granting of such option or the issuance of Shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.
18.     Governing Law.     Except to the extent pre-empted by federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the conflict of laws principles.